EXHIBIT 99.1

StellarOne Corporation Reports Third Quarter Results

CHARLOTTESVILLE, Va., Oct. 28, 2009 (GLOBE NEWSWIRE) -- StellarOne Corporation (Nasdaq:STEL) (StellarOne) today reported a third quarter 2009 net loss of $7.7 million and a net loss available to common shareholders, which deducts from net loss the dividends and discount accretion on preferred stock, of $8.1 million, or $0.36 per diluted common share. Those results compare to net income of $2.0 million, or diluted earnings per share of $0.09 during the same period in the prior year, and a net loss to common shareholders of $785 thousand or $0.03 per diluted common share recognized for the second quarter of this year.

Highlights for the quarter include:

 * Continuing earnings impact from credit losses. As pre-announced on
   October 9, 2009, the results for the third quarter of 2009 were impacted by a provision for loan losses totaling $20.1 million for the period, which compares to a provision for loan losses of $6.5 million during the second quarter of 2009 and $6.0 million for the same quarter in the prior year. Risk rating downgrades, increasing historical loss experience, the economic climate and other environmental factors necessitated the additional allowances.

 * Improvement in pre-tax pre-provision earnings sequentially.
   Pre-tax pre-provision earnings amounted to $7.0 million for the quarter, an increase of $1.3 million or 22.7% compared to second quarter of this year, and a decrease of $1.8 million or 20.2%
   compared to the same period prior year.

 * Reduction in non-performing assets and relatively stable levels excluding the benefit of charge-offs taken during the quarter;
   improved allowance for loan loss coverage for both performing
   (1.85%) and non-performing (67.0%) loans receivable.

 * Tax equivalent revenues of $30.3 million for the quarter, essentially flat with $30.4 million recorded in the second quarter of this year, and down from $32.5 million for the same quarter in the prior year. Margin compression abated during the quarter on the strength of liability re-pricing.

 * Efficiency improvement marked by stable revenues and reduced overhead as compared to second quarter.

 * A continuance of strong levels of capital and liquidity, with a tangible common equity ratio of 9.35%, and tier 1 risk-based and total risk-based capital ratios of 13.14% and 14.40%, respectively, at September 30, 2009.

Nonperforming Asset Levels Decline But Credit Losses Increase

StellarOne's ratio of non-performing assets as a percentage of total assets decreased to 2.27% as of September 30, 2009, compared to 2.60% as of June 30, 2009 and increased when compared to 1.62% at September 30, 2008. Non-performing assets totaled $67.7 million at September 30, 2009, compared to $79.6 million at June 30, 2009. Annualized net charge-offs as a percentage of average loans receivable amounted to 2.47% for the third quarter of 2009, compared to 1.20% for the second quarter of this year and 0.44% for the same quarter in the prior year. Net charge-offs for the third quarter totaled $13.9 million and were up $7.0 million compared to the $6.9 million recognized during the second quarter of this year and up $11.4 million compared to $2.5 million during the same quarter of last year.

The primary concentration of credit issues within the portfolio continues to be the residential development and construction loan segment of our portfolio, with emphasis on a concentration at Smith Mountain Lake, Virginia (SML). Of the total nonaccrual loans of $61.3 million at September 30, 2009, approximately $33.2 million are residential development and construction loans, of which approximately $21.5 million are SML related.

StellarOne recorded a provision for loan losses of $20.1 million for the third quarter of 2009, an increase of $13.6 million compared to the second quarter of this year, and $6 million for the same period in the prior year. The third quarter provision compares to net charge-offs of $13.9 million for the quarter, resulting in an allowance as a percentage of total loans of 1.85% or up 29 basis points when compared to 1.56% for June 30, 2009. The allowance represents 67.0% of non-performing loans at September 30, 2009, compared to 47.8% of non-performing loans at June 30, 2009.

Noninterest Income Contracts on Mortgage Banking Revenue Decrease

On an operating basis, which excludes gains and losses from sales of assets, total non-interest income amounted to $7.7 million for the third quarter of 2009, a decrease of $550 thousand or 6.6% from $8.3 million for the second quarter of this year, and an increase of $660 thousand or 9.31% from $7.1 million for the same period in the prior year. Mortgage banking revenue totaled $1.8 million for the third quarter, a decrease of $300 thousand or 14.4% compared to $2.1 million for the second quarter of this year, and an increase of $1.2 million or over 100% compared to the third quarter of the prior year. The elevated level of secondary mortgage originations reflects the continuing favorable interest rate environment. Retail banking fee income amounted to $4.3 million for the third quarter, an increase of $216 thousand or 5.3% compared to $4.1 million for the second quarter of this year, largely a result of more NSF charge activity and a higher realization rate associated with these fees. Wealth management revenues from trust and brokerage fees for the third quarter were $1.1 million or essentially flat compared to $989 thousand in the second quarter of this year. Revenues from this line of business remain suppressed due to lower market valuations for assets under management. Revenues from other miscellaneous income sources for the third quarter were $201 thousand, down $579 thousand or 74.2% compared to $780 thousand for the second quarter of this year. This variance related principally to seasonal insurance related revenues recorded in the second quarter and losses on pass-through investments accounted for under the equity method.

Net Interest Income and Margin Stabilize

Net interest income, on a tax-equivalent basis, amounted to $22.7 million for the third quarter, which compares to $22.7 for second quarter of this year and $27.4 million for the same period in the prior year. The net interest margin was 3.30% for the third quarter, compared to 3.34% for the second quarter of this year. The average yield on earning assets decreased 18 basis points to 5.11% as compared to 5.29% for the second quarter of this year, which was substantially offset by improvement in the cost of interest bearing liabilities, which contracted 15 basis points from 2.31% during the second quarter to 2.16% during the third quarter of this year. The repricing sensitivity of interest bearing liabilities accelerated relative to interest earning assets during the third quarter as a higher percentage of the CD portfolio repriced. This repricing relationship is expected to continue during the fourth quarter as the net interest margin is anticipated to improve.

Noninterest Expense Decreases

Non-interest expense for the third quarter amounted to $22.7 million, or down $1.4 million or 5.8% when compared to the $24.1 million for the second quarter of this year and down $411 thousand or 1.8% when compared to the same quarter in the prior year. Excluding the increase in FDIC insurance, non-interest expense is down $909 thousand or 4.0% compared with the third quarter of last year. A special assessment from the FDIC totaling $1.3 million, which was paid in September 2009, was accrued during the second quarter and accounted for most of decrease as compared to the second quarter of this year. Exclusive of the special assessment, noninterest expense was relatively flat compared to the second quarter of this year. StellarOne's efficiency ratio was 74.77% for the third quarter of 2009, compared to 77.58% for the second quarter of 2009, reflecting the decrease in noninterest expense.

Capital Levels Remain Strong

StellarOne's capital level remains strong during the economic downturn. The period-end tangible common equity ratio was 9.35% at September 30, 2009 compared to 9.27% at June 30, 2009. Tier 1 risk-based and total risk-based capital ratios were 13.14% and 14.40%, respectively, at September 30, 2009 compared to 13.47% and 14.72% at June 30, 2009. Excluding the $30 million in preferred stock issued in connection with participation in the TARP program, StellarOne's tier 1 risk-based common ratio was 11.95% compared to 12.28% at June 30, 2009. Shareholder's equity, excluding the preferred stock, represented 11.90% of total assets at September 30, while book value per common share at September 30, 2009 was $15.66 per share. All risk-based capital ratios remain well above regulatory standards for well-capitalized banks.

Deposit Growth Enhances Strong Liquidity

Average loans for the third quarter of 2009 were $2.26 billion, remaining relatively flat when compared to $2.29 billion for the second quarter. Average securities were $344.2 million for the third quarter, up $17.0 million or 5.2% from $327.2 million for the second quarter of this year. Average deposits for the third quarter were $2.43 billion, up $21.2 million or 0.9% compared to $2.41 billion for the second quarter of this year. Average interest bearing deposits increased approximately $25.0 million while non-interest bearing deposits contracted approximately $3.8 million. Total average earning assets were $2.73 billion for the third quarter, or flat when compared to the second quarter of this year. At September 30, 2009, total assets were $2.98 billion, compared to $3.06 billion at June 30, 2009. Cash and cash equivalents were $148.4 million at September 30, 2009, a decrease of $36.0 million or 19.5% compared to $184.4 million at June 30, 2009. Shareholder's equity at September 30, 2009 was $384.9 million, a decrease of $4.8 million or 1.2% compared to June 30, 2009.

About StellarOne

StellarOne Corporation is a traditional community bank offering a full range of business and consumer banking services, including trust and wealth management services. Through the activities of its sole subsidiary, StellarOne Bank, StellarOne operates 58 full-service financial centers, one loan production office, and 66 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, and Central and North Central Virginia.

Earnings Webcast

To hear a live webcast of StellarOne's third quarter 2009 earnings conference call at 10:00 a.m. (EDT) today, please visit our website at www.stellarone.com and click on the Investor Relations section for detailed instructions on how to participate. Replays of the conference call will be available from 1:00 p.m. (EDT) on Wednesday, October 28, 2009 through 11:59 p.m. (EDT) on Wednesday, November 4, 2009, by dialing toll free (888) 203-1112 and using passcode #8884079.

Non-GAAP Financial Measures

This report refers to the efficiency ratio, which is computed by dividing non-interest expense by the sum of net interest income on a tax equivalent basis and non-interest income excluding gains or losses on securities, fixed assets, and foreclosed assets. It also refers to operating earnings, which reflects net income and associated performance ratios adjusted for non-recurring expenses associated with mergers, asset gains and losses or expenses that are unusual in nature. Such information is not in accordance with generally accepted accounting principles in the United States (GAAP) and should not be construed as such. These are non-GAAP financial measures that we believe provide investors with important information regarding our operational efficiency. Comparison of our efficiency ratio or operating earnings with those of other companies may not be possible because other companies may calculate them differently. Pre-tax, pre-provision earnings, which adds back provision and tax expense to net income, is used to demonstrate a more representative comparison of operational performance without the volatility of credit quality that is typically present in times of economic stress. Management believes such financial information is meaningful to the reader in understanding operating performance but cautions that such information should not be viewed as a substitute for GAAP. StellarOne, in referring to its net income, is referring to income under GAAP.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results or those anticipated. When we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date thereof. StellarOne wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect StellarOne's actual results, causing actual results to differ materially from those in any forward-looking statement. These factors include: (i) expected cost savings from StellarOne's acquisitions and dispositions, (ii) competitive pressure in the banking industry or in StellarOne's markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, (vi) changes may occur in general business conditions, (vii) changes may occur in the securities markets, and (viii) the impact of governmental restrictions on entities participating in the US Treasury Department Capital Purchase Program. Please refer to StellarOne's filings with the Securities and Exchange Commission for additional information, which may be accessed at www.StellarOne.com under "Investor Relations," "SEC Filings & Other Documents."

NOTE: Risk-based capital ratios are preliminary.

 SELECTED FINANCIAL DATA
 StellarOne Corporation (NASDAQ: STEL)
 (Dollars in thousands, except per share data)

 SUMMARY INCOME           Three Months Ended      Nine Months Ended
  STATEMENT                   September               September
 ---------------------  ----------------------  ----------------------
                           2009        2008        2009        2008
                        ----------  ----------  ----------  ----------

 Interest income -
  taxable equivalent    $   35,150  $   42,540  $  107,533  $  118,366
 Interest expense           12,474      15,120      39,311      42,952
                        ----------  ----------  ----------  ----------
 Net interest income
  - taxable
  equivalent                22,676      27,420      68,222      75,414
 Less: taxable
  equivalent
  adjustment                   530         602       1,443       1,748
                        ----------  ----------  ----------  ----------
 Net interest income        22,146      26,818      66,779      73,666
 Provision for loan
  and lease losses          20,050       6,000      34,300       9,787
                        ----------  ----------  ----------  ----------
 Net interest income
  after provision for
  loan and lease
  losses                     2,096      20,818      32,479      63,879
 Noninterest income          7,583       5,084      22,224      17,895
 Noninterest expense        22,748      23,159      69,029      66,806
 (Benefit) provision
  for income taxes          (5,389)        714      (6,466)      4,712
                        ----------  ----------  ----------  ----------
 Net (loss) income          (7,680)      2,029      (7,860)     10,256
 Dividends and
  accretion on
  preferred stock             (378)         --      (1,122)         --
 Accretion of
  preferred stock
  discount                     (86)         --        (245)         --
                        ----------  ----------  ----------  ----------
 Net (loss) income
  available to common
  shareholders          $   (8,144) $    2,029  $   (9,227) $   10,256
                        ==========  ==========  ==========  ==========

 Earnings (Loss)
  per share available
  to common
  shareholders
 Basic                  $    (0.36) $     0.09  $    (0.41) $     0.51
 Diluted                $    (0.36) $     0.09  $    (0.41) $     0.51

 SUMMARY AVERAGE          Three Months Ended      Nine Months Ended
  BALANCE SHEET               September               September
 ---------------------  ----------------------  ----------------------
                           2009        2008        2009        2008
                        ----------  ----------  ----------  ----------

 Total loans            $2,260,411  $2,279,282  $2,278,781  $2,066,251
 Total securities          344,249     343,334     327,459     331,957
 Total earning assets    2,728,401   2,683,757   2,706,903   2,449,972
 Total assets            3,012,564   2,992,850   2,992,852   2,719,226
 Total deposits          2,428,693   2,380,468   2,388,587   2,109,783
 Shareholders' Equity      389,573     365,086     391,491     317,750

                           Three Months Ended      Nine Months Ended
 PERFORMANCE RATIOS           September               September
 ---------------------  ----------------------  ----------------------
                           2009        2008        2009        2008
                        ----------  ----------  ----------  ----------

 Return on average
  assets                    -1.01%       0.27%      -0.35%       0.50%
 Return on average
  equity                    -7.86%       2.21%      -2.68%       4.31%
 Return on average
  realized equity (A)       -7.94%       2.19%      -2.68%       4.31%
 Net interest margin
  (taxable equivalent)       3.30%       4.06%       3.37%       4.11%
 Efficiency (taxable
  equivalent) (B)           74.77%      66.63%      75.60%      69.60%

                           Three Months Ended      Nine Months Ended
 CREDIT QUALITY               September               September
 ---------------------  ----------------------  ----------------------
                           2009        2008        2009        2008
                        ----------  ----------  ----------  ----------

 Allowance for loan
  losses:
   Beginning of period  $   34,923  $   28,615  $   30,464  $   15,082
   Provision for loan
    losses                  20,050       6,000      34,300       9,787
   Charge-offs             (14,571)     (2,686)    (25,796)     (5,212)
   Recoveries                  638         172       2,072         905
                        ----------  ----------  ----------  ----------
   Net charge-offs         (13,933)     (2,514)    (23,724)     (4,307)
   Allowance acquired
    via acquisition             --          --          --      11,539
                        ----------  ----------  ----------  ----------
   End of period        $   41,040  $   32,101  $   41,040  $   32,101
                        ==========  ==========  ==========  ==========

                                                   Nine Months Ended
                              September 30            September
                        ----------------------  ----------------------
                           2009        2008        2009        2008
                        ----------  ----------  ----------  ----------

 Non accrual loans      $   61,292  $   42,617
 Loans past due 90
  days accruing
  interest                     938       1,554
 Foreclosed assets           5,437       4,189
                        ----------  ----------
   Total
    non-performing
    assets              $   67,667  $   48,360
                        ==========  ==========
 Nonperforming
  assets as a % of
  total assets:              2.27%       1.62%
 Nonperforming assets
  as a % of loans plus
  foreclosed assets          3.04%       2.22%
 Allowance for loan
  losses as a % of
  total loans                1.85%       1.40%
 Net charge-offs as
  a % of average
  loans outstanding          2.47%       0.44%       1.39%       0.28%

 CAPITAL MANAGEMENT           September 30
 ---------------------  ----------------------
                           2009        2008
                        ----------  ----------

 Tier 1 risk-based
  capital ratio              13.14%      12.17%
 Tangible equity ratio       10.39%       9.65%
 Tangible common
  equity ratio                9.35%       9.65%
 Period end shares
  issued and
  outstanding           22,661,007  22,599,223
 Book value per
  common share               15.66       16.31
 Tangible book value
  per common share           11.96       12.38

                           Three Months Ended      Nine Months Ended
                              September               September
                        ----------------------  ----------------------
                           2009        2008        2009        2008
                        ----------  ----------  ----------  ----------

 Shares issued               8,215       1,527      55,944  11,803,280
 Average common shares
  issued and
  outstanding           22,657,474  22,599,189  22,639,473  20,095,261
 Average diluted
  common shares issued
  and outstanding       22,707,904  22,669,384  22,689,945  20,164,890
 Cash dividends paid
  per common share      $     0.04  $     0.16  $     0.24  $     0.48

 SUMMARY ENDING              September 30
  BALANCE SHEET
 ---------------------  ----------------------
                           2009        2008
                        ----------  ----------

 Total loans            $2,221,914  $2,285,949
 Total securities          345,779     374,080
 Total earning assets    2,723,516   2,690,395
 Total assets            2,982,264   2,985,858
 Total deposits          2,404,421   2,349,916
 Shareholders' Equity      384,927     364,967
 Book value per share   $    16.99  $    16.31

 OTHER DATA
   End of period full
    time employees             825         841

 NOTES:
   (A) Excludes the effect on average stockholders' equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
   (B) Computed by dividing non-interest expense by the sum of net interest income and non-interest income, net of gains or
        losses on securities, fixed assets and foreclosed assets.
        This is a non-GAAP financial measure, which we believe
        provides investors with important information regarding our operational efficiency. Comparison of our efficiency ratio with those of other companies may not be possible, because other companies may calculate the efficiency ratio differently.
   (C) Individual amounts shown above are calculated from actual, not rounded amounts in the thousands, which appear above.

 QUARTERLY PERFORMANCE SUMMARY
 StellarOne Corporation (NASDAQ: STEL)
 (Dollars in thousands, except per share data)

 SELECTED BALANCE SHEET DATA          9/30/2009  9/30/2008
                                      ---------  ---------

 Assets
 Cash and cash equivalents           $  148,398  $  80,844

 Securities available for sale          345,331    373,155
 Securities held to maturity                448        925
   Total securities                     345,779    374,080

 Mortgage loans held for sale            45,739      8,975

 Real estate - construction             319,067    386,423
 Real estate - 1-4 family residential   726,788    746,740
 Real estate - commercial
  and multifamily                       914,986    845,026
 Commercial, financial and
  agricultural                          207,346    227,503
 Consumer loans                          46,908     64,551
 All other loans                          6,819     15,706
   Total loans                        2,221,914  2,285,949
 Deferred loan costs                      1,009      1,056
 Allowance for loan losses              (41,040)   (32,101)
   Net loans                          2,181,883  2,254,904

 Premises and equipment, net             84,834     87,510
 Core deposit intangibles, net            8,961     10,704
 Goodwill                                74,880     74,488
 Bank owned life insurance               29,866     28,572
 Foreclosed assets                        5,437      4,189
 Other assets                            56,487     61,592

 Total assets                         2,982,264  2,985,858

 Liabilities
 Deposits:
 Noninterest bearing deposits           312,217    333,826
 Money market & interest checking       842,536    720,308
 Savings                                194,885    198,232
 CD's and other time deposits         1,054,783  1,097,550
     Total deposits                   2,404,421  2,349,916

 Federal funds purchased and
  securities sold under agreements to
  repurchase                                572        708
 Federal Home Loan Bank advances        145,000    220,717
 Subordinated debt                       32,991     32,991
 Other liabilities                       14,353     16,559

 Total liabilities                    2,597,337  2,620,891

 Stockholders' equity
 Preferred stock                         28,310         --
 Common stock                            22,661     22,599
 Additional paid-in capital             230,080    225,411
 Retained earnings                       98,992    118,273
 Accumulated other comprehensive
  income (loss), net                      4,884     (1,316)

 Total stockholders' equity             384,927    364,967

 Total liabilities and stockholders'
  equity                             $2,982,264 $2,985,858

 QUARTERLY PERFORMANCE SUMMARY
 StellarOne Corporation (NASDAQ: STEL)
 (Dollars in thousands)
                                             For the         Percent
                                        Three Months Ended   Increase
                                      9/30/2009  9/30/2008  (Decrease)
                                      ---------  ---------  ----------

 Interest Income
   Loans, including fees              $  30,954  $  37,619     -17.72%
   Federal funds sold and deposits
    in other banks                           74        291     -74.57%
   Investment securities:
     Taxable                              2,284      2,829     -19.26%
     Tax-exempt                           1,112        888      25.23%
     Dividends                              195        311     -37.30%
       Total interest income             34,619     41,938     -17.45%

 Interest Expense
   Deposits                              10,857     12,839     -15.44%
   Federal funds repurchased and
    securities sold under agreements
    to repurchase                             4          4       0.00%
   Federal Home Loan Bank advances
    and other borrowings                  1,320      1,795     -26.46%
   Subordinated debt                        292        481     -39.29%
   Other borrowings                          --          1    -100.00%

       Total interest expense            12,473     15,120     -17.51%

   Net interest income                   22,146     26,818     -17.42%
 Provision for loan losses               20,050      6,000    >100.00%
   Net interest income after
    provision for loan losses             2,096     20,818     -89.93%

 Noninterest Income
   Retail banking fees                    4,329      4,083       6.02%
   Commissions and fees from
    fiduciary activities                    736        984     -25.20%
   Brokerage fee income                     369        316      16.77%
   Mortgage banking-related fees          1,783        607    >100.00%
   Losses on sale of premises and
    equipment                               (17)        --        N/A
   Gains (losses) on securities
    available for sale                       31       (333)   >100.00%
   Losses on sale of foreclosed assets     (177)    (1,669)    -89.39%
   Income from bank owned life
    insurance                               328        359      -8.64%
   Other operating income                   201        737     -72.73%
       Total noninterest income           7,583      5,084      49.15%

 Noninterest Expense
   Compensation and employee benefits    11,027     11,251      -1.99%
   Net occupancy                          2,121      2,040       3.97%
   Supplies and equipment                 2,069      2,202      -6.04%
   Amortization-intangible assets           432        438      -1.37%
   Marketing                                404        565     -28.50%
   State franchise taxes                    574        556       3.24%
   FDIC insurance                         1,159        661      75.34%
   Data processing                          391        726     -46.14%
   Professional fees                        609        622      -2.09%
   Telecommunications                       452        513     -11.89%
   Other operating expenses               3,510      3,585      -2.09%
       Total noninterest expense         22,748     23,159      -1.77%

   (Loss) income before income taxes    (13,069)     2,743    >100.00%
 Income tax (benefit) expense            (5,389)       714    >100.00%
   Net (loss) income                    $(7,680)    $2,029    >100.00%

 QUARTERLY PERFORMANCE SUMMARY
 StellarOne Corporation (NASDAQ: STEL)
 (Dollars in thousands)
                                            For the          Percent
                                        Nine Months Ended    Increase
                                      9/30/2009  9/30/2008  (Decrease)
                                      ---------  ---------  ----------
 Interest Income
   Loans, including fees              $  95,140  $ 104,088      -8.60%
   Federal funds sold and deposits
    in other banks                          158        853     -81.48%
   Investment securities:
     Taxable                              7,293      8,039      -9.28%
     Tax-exempt                           2,932      2,720       7.79%
     Dividends                              568        918     -38.13%
       Total interest income            106,091    116,618      -9.03%

 Interest Expense
   Deposits                              33,868     35,501      -4.60%
   Federal funds purchased and
    securities sold under agreements
    to repurchase                            11         64     -82.81%
   Federal Home Loan Bank advances
    and other borrowings                  4,441      5,334     -16.74%
   Subordinated debt                        992      1,411     -29.70%
   Commercial paper                          --        635    -100.00%
   Other borrowings                          --          7    -100.00%

       Total interest expense            39,312     42,952      -8.47%

   Net interest income                   66,779     73,666      -9.35%
 Provision for loan losses               34,300      9,787    >100.00%
   Net interest income after
    provision for loan losses            32,479     63,879     -49.16%

 Noninterest Income
   Retail banking fees                   12,153     10,546      15.24%
   Commissions and fees from
    fiduciary activities                  2,238      2,952     -24.19%
   Brokerage fee income                     867        954      -9.12%
   Mortgage banking-related fees          5,290      2,836      86.53%
   Losses on sale of premises and
    equipment                              (107)       (64)     67.19%
   Gains (losses) on securities
    available for sale                       45        (95)   >100.00%
   Losses on sale of foreclosed
    assets                                 (797)    (2,428)    -67.17%
   Income from bank owned life
    insurance                               962        856      12.38%
   Other operating income                 1,573      2,338     -32.72%
       Total noninterest income          22,224     17,895      24.19%

 Noninterest Expense
   Compensation and employee benefits    32,390     34,182      -5.24%
   Net occupancy                          6,375      5,035      26.61%
   Supplies and equipment                 6,475      5,913       9.50%
   Amortization-intangible assets         1,305      1,130      15.49%
   Marketing                                914      1,813     -49.59%
   State franchise taxes                  1,744      1,535      13.62%
   FDIC insurance                         4,352        776    >100.00%
   Data processing                        1,893      2,801     -32.42%
   Professional fees                      1,602      1,836     -12.75%
   Telecommunications                     1,396      1,260      10.79%
   Other operating expenses              10,583     10,525       0.55%
       Total noninterest expense         69,029     66,806       3.33%

   Income before income taxes           (14,326)    14,968    >100.00%
 Income tax (benefit) expense            (6,466)     4,712    >100.00%
   Net (loss) income                  $  (7,860) $  10,256    >100.00%

 STELLARONE CORPORATION
 CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
 THREE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
 (Dollars in thousands)

                         For the Three Months Ended September 30,
                                         (unaudited)
                 -----------------------------------------------------
                              2009                        2008
                 --------------------------  -------------------------
 Dollars           Average  Interest Average  Average  Interest Average
 in thousands      Balance   Inc/Exp  Rates   Balance   Inc/Exp  Rates
 ------------    ----------  -------  -----  ----------  -------------

 Assets
 Loans
  receivable,
  net            $2,260,411  $31,055  5.45%  $2,279,282  $37,744  6.59%
 Investment
  securities
 Taxable            232,267    2,311  3.89%     256,426    3,155  4.81%
 Tax exempt         111,982    1,710  5.98%      86,908    1,366  6.15%
                 ----------  -------  -----  ----------  -------  ----
 Total
  investments       344,249    4,021  4.57%     343,334    4,521  5.15%

 Interest
  bearing
  deposits           54,109       36  0.26%         735        3  1.60%
 Federal
  funds sold         69,632       38  0.21%      60,406      272  1.76%
                 ----------  -------  -----  ----------  -------  ----
                    467,990    4,095  3.42%     404,475    4,796  4.64%

                 ----------  -------         ----------  -------
 Total
  earning assets  2,728,401  $35,150  5.11%   2,683,757  $42,540  6.30%
                             -------                     -------

 Total
  nonearning
  assets            284,163                     309,093

                 ----------                  ----------
 Total assets    $3,012,564                  $2,992,850
                 ----------                  ----------

 Liabilities
  and
  Stockholders'
  Equity
 Interest-
  bearing
  deposits
   Interest
    checking     $  536,184  $ 1,276  0.94%  $  507,990  $   439  0.34%
   Money market     312,479    1,199  1.52%     232,802    1,096  1.87%
   Savings          194,314      431  0.88%     202,329    1,935  3.79%
   Time deposits:
     Less than
      $100,000      713,888    5,070  2.82%     754,557    6,014  3.16%
     $100,000
      and more      359,362    2,880  3.18%     351,678    3,355  3.78%
                 ----------  -------  -----  ----------  -------  ----
   Total
    interest-
    bearing
    deposits      2,116,227   10,856  2.04%   2,049,356   12,839  2.49%

 Federal funds
  purchased and
  securities
  sold under
  agreements to
  repurchase            554        4  2.95%         950        4  1.65%
 Federal Home
  Loan Bank
  advances and
  other
  borrowings        145,000    1,321  3.56%     194,799    1,795  3.61%
 Subordinated
  debt               32,991      293  3.48%      32,991      481  5.71%
 Other
  borrowings             --       --    N/A           6        1 65.22%
                 ----------  -------  -----  ----------  -------  ----

                    178,545    1,618  3.55%     228,746    2,281  3.90%

                 ----------  -------  -----  ----------  -------  ----
   Total
    interest-
    bearing
    liabilities   2,294,772   12,474  2.16%   2,629,780   15,120  2.63%
                             -------                     -------

   Total
    noninterest-
    bearing
    liabilities     328,219                     349,662

                 ----------                  ----------
 Total
  liabilities     2,622,991                   2,979,442
 Stockholders'
  equity            389,573                     365,086

                 ----------                  ----------
 Total
  liabilities and
  stockholders'
  equity         $3,012,564                  $3,344,528
                 ----------                  ----------

 Net interest
  income (tax
  equivalent)                $22,676                     $27,420
                             -------                     -------
   Average
    interest
    rate spread                       2.95%                       3.67%
   Interest
    expense as
    percentage
    of average
    earning assets                    1.81%                       2.24%
   Net
    interest
    margin                            3.30%                       4.06%

 STELLARONE CORPORATION
 CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES
 NINE MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
 (Dollars in thousands)

                        For the Nine Months Ended September 30,
                                     (unaudited)
                 -----------------------------------------------------
                              2009                        2008
                 --------------------------  -------------------------
 Dollars          Average   Interest Average  Average  Interest Average
 in thousands     Balance   Inc/Exp   Rates   Balance   Inc/Exp  Rates
 ------------    ---------- --------  -----  ---------- -------- -----

 Assets
 Loans
  receivable,
  net            $2,278,781  $95,455  5.60%  $2,066,251 $104,371  6.75%
 Investment
  securities
     Taxable        229,777    7,409  4.25%     243,015    8,999  4.87%
     Tax exempt      97,682    4,511  6.09%      88,942    4,185  6.18%
                 ---------- --------  -----  ---------- -------- -----
 Total
  investments       327,459   11,920  4.80%     331,957   13,184  5.22%

 Interest
  bearing
  deposits           51,972       80  0.20%       1,651       16  1.27%
 Federal
  funds sold         48,691       78  0.21%      50,113      795  2.07%
                 ---------- --------  -----  ---------- -------- -----
                    428,122   12,078  3.72%     383,721   13,995  4.79%

                 ---------- --------         ---------- --------
 Total
  earning assets  2,706,903 $107,533  5.31%   2,449,972 $118,366  6.45%
                            --------                    --------

  Total
   nonearning
   assets           285,949                     269,254

                 ----------                  ----------
  Total assets   $2,992,852                  $2,719,226
                 ----------                  ----------

 Liabilities and
  Stockholders'
  Equity
 Interest-
  bearing
  deposits
   Interest
    checking     $  525,761 $  3,928  1.00%  $  436,958 $  1,338  0.41%
   Money market     274,671    3,076  1.50%     185,302    2,578  1.85%
   Savings          191,522    1,261  0.88%     180,276    4,731  3.50%
   Time deposits:
     Less than
      $100,000      756,730   17,056  3.01%     679,507   16,974  3.33%
     $100,000
      and more      329,713    8,547  3.47%     324,088    9,880  4.06%
                 ---------- --------  -----  ---------- -------- -----
 Total
  interest-
  bearing
  deposits        2,078,397   33,868  2.18%   1,806,131   35,501  2.62%

 Federal funds
  purchased and
  securities
  sold under
  agreements to
  repurchase            455       10  2.90%       4,757       64  1.77%
 Federal Home
  Loan Bank
  advances and
  other
  borrowings        166,319    4,441  3.52%     205,461    5,334  3.41%
 Subordinated
  debt               32,991      992  3.97%      30,146    1,411  6.15%
 Commercial
  paper                  --       --    N/A      32,554      635  2.56%
 Other
  borrowings             --       --    N/A         459        7  2.00%
                 ---------- --------  -----  ---------- -------- -----

                    199,765    5,443  3.59%     273,377    7,451  3.58%

                 ---------- --------  -----  ---------- -------- -----
   Total
    interest-
    bearing
    liabilities   2,278,162   39,311  2.30%   2,079,508   42,952  2.75%
                            --------                    --------

   Total
    noninterest-
    bearing
    liabilities     323,199                     321,968

                 ----------                  ----------
 Total
  liabilities     2,601,361                   2,401,476
 Stockholders'
  equity            391,491                     317,750

                 ----------                  ----------
 Total
  liabilities
  and
  stockholders'
  equity         $2,992,852                  $2,719,226
                 ----------                  ----------

 Net interest
  income (tax
  equivalent)               $ 68,222                    $ 75,414
                            --------                    --------
   Average
    interest
    rate spread                       3.01%                       3.70%
   Interest
    expense as
    percentage
    of average
    earning
    assets                            1.94%                       2.34%
   Net interest
    margin                            3.37%                       4.11%

CONTACT:  StellarOne Corporation
          Jeffrey W. Farrar, Executive Vice President and
           Chief Financial Officer
          (434) 964-2217
          JFarrar@StellarOne.com